Exhibit 99.1

12900 Snow Road Parma, OH 44130 N E W S R E L E A S E CONTACT: Kelly Taylor Associate Director, Investor Relations (216) 676-2000

GrafTech Announces Resignation of Mark R. Widmar, Acting Chief Financial

Officer and President of Engineered Solutions;

Joel Hawthorne Named President of Engineered Solutions

Parma, OH – March 15, 2011 – GrafTech International Ltd. (NYSE: GTI) today announced that Mark R. Widmar, acting Chief Financial Officer (“CFO”) and President of the Engineered Solutions segment, has decided to leave GrafTech to pursue another career opportunity.

Craig Shular, Chairman and Chief Executive Officer of GrafTech, said, “The Board of Directors and I appreciate the excellent contributions that Mark has made to the Company over the past five years. Mark has built a strong finance organization along with sound financial processes and controls. We wish Mark and his family the best of success at his new company.”

As previously reported, GrafTech had already begun a search for a new CFO. Mr. Shular, who was GrafTech’s CFO prior to becoming CEO, will be acting CFO in the interim.

GrafTech also announced that it has named Joel Hawthorne as President of Engineered Solutions. Mr. Hawthorne joined GrafTech as Director of Investor Relations in August 1999. In January 2001, he was appointed Director of Electrode Sales & Marketing, Americas and, in October 2005, he was appointed Director Worldwide Marketing and Americas Sales. In January 2009 he was appointed Vice President, Global Marketing & Sales for Industrial Materials and has had responsibility for all aspects of worldwide marketing and sales for the segment. Mr. Hawthorne holds a Bachelor of Science degree in Accounting and a Master of Science degree in Business Education from the University of Akron.

GrafTech International Ltd. is one of the world’s largest manufacturers and providers of high quality synthetic and natural graphite and carbon based products and technical and research and development services, with customers in over 65 countries engaged in the manufacture of steel, automotive products and electronics. We manufacture graphite electrodes, products essential to the production of electric arc furnace steel as well as petroleum-based needle coke, the key raw material used in the production of graphite electrodes. We also manufacture thermal management, fuel cell and other specialty graphite and carbon products for, and provide services to, the electronics, power generation, solar, oil and gas, transportation, petrochemical and other metals markets. We operate 14 manufacturing facilities strategically located on four continents. For additional information on GrafTech International Ltd., call 216-676-2000, or visit our website at www.graftech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: Except for historical information contained herein, the statements made in this release and related discussions about such matters as our growth, integration and expansion activities and plans constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 . Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our growth, integration and expansion plans, the ability to successfully integrate the acquired businesses and to realize expected benefits and synergies, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.